SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20552


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 August 23, 2005
                                 ---------------
                                 Date of Report
                        (Date of earliest event reported)


                          Synergy Financial Group, Inc.
                          -----------------------------
             (Exact name of Registrant as specified in its Charter)


        New Jersey               0-50467              52-2413926
--------------------------------------------------------------------------------
(State or other jurisdiction   (File No.)   (IRS Employer Identification Number)
of incorporation)


310 North Avenue East, Cranford, New Jersey                     07016
--------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)


       Registrant's telephone number, including area code: (800) 693-3838
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written communications pursuant to Rule 425 under the Securities Act
[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act
[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act

                          SYNERGY FINANCIAL GROUP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT


Item 8.01         Other Events

         On August 24, 2005, Synergy Financial Group, Inc. (the "Registrant") issued a press release to announce that it has completed its purchase of five percent of the outstanding shares of its common stock (approximately 622,600 shares), as previously announced on January 26, 2005, in open market transactions.

         The Registrant also announced that, as approved by the Board of Directors on August 23, 2005, it intends to purchase up to an additional five percent of the outstanding shares of its common stock (approximately 577,628 shares) in open market transactions. Such purchases will be made from time to time in the open market, based on stock availability, price and the Registrant's financial performance. It is anticipated that purchases will be made during the next twelve months, although no assurance can be given as to when they will be made or to the total number of shares that will be purchased.

         A copy of the press release is furnished with this Form 8-K as exhibit 99.


Item 9.01         Financial Statements and Exhibits

Exhibit
Number            Description
------            -----------
99                Press Release dated August 24, 2005

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          SYNERGY FINANCIAL GROUP, INC.



Date: August 24, 2005                       By: /s/Kevin A. Wenthen
                                                --------------------------------
                                                Kevin A. Wenthen
                                                Senior Vice President
                                                and Chief Administrative Officer